Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 24, 2016, with respect to the financial statements and supplemental schedule included in the Annual Report of Abbott Laboratories Stock Retirement Plan (Puerto Rico) on Form 11-K for the year ended December 31, 2015.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Abbott Laboratories’ previously filed S-8 Registration Statement for the Abbott Laboratories Stock Retirement Program as follows:

File No.	Effective date

33-26685	January 23, 1989
33-50452	August 4, 1992
33-51585	December 20, 1993
33-56897	December 16, 1994
33-65127	December 18, 1995
333-19511	January 10, 1997
333-43383	December 29, 1997
333-69579	December 23, 1998
333-93257	December 21, 1999
333-74224	November 30, 2001
333-102180	December 23, 2002
333-109253	September 29, 2003
333-124849	May 12, 2005
333-141116	March 7, 2007
333-153198	August 26, 2008
333-169888	October 12, 2010
333-204772	June 5, 2015

/s/ Grant Thornton LLP

Chicago, Illinois

June 24, 2016